Exhibit 1.1

EXECUTION VERSION

DIGITAL REALTY TRUST, L.P.

5.250% Notes Due 2021

Underwriting Agreement

New York, New York

March 1, 2011

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, NY 10036

Attn: Investment Banking Division

Ladies and Gentlemen:

Digital Realty Trust, L.P., a limited partnership organized under the laws of the State of Maryland (the “Operating Partnership”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the aggregate principal amount of its 5.250% Notes Due 2021 (the “Securities”) identified in Schedule II hereto. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as the Underwriters, and the terms the Representatives and the Underwriters shall mean either the singular or plural as the context requires. The Securities are to be issued under an indenture, to be dated as of the Closing Date (as defined below), by and among the Operating Partnership, Digital Realty Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”) and Deutsche Bank Trust Company Americas (the “Trustee”) (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture thereto to be dated as of the Closing Date, by and among the Operating Partnership, the Company and the Trustee (the “First Supplemental Indenture”). The Base Indenture as amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture.” The Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the relevant Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the relevant Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally represents and warrants to each Underwriter, and agrees with each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file numbers 333-158958 and 333-158958-01) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and the rules thereunder, and, except for such modifications to which the Representatives do not reasonably object, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other substantive changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date, the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act; and as of and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Operating Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package when taken together as a whole as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, the Operating Partnership or any person acting on either of their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)(i) At the earliest time after the filing of the Registration Statement that the Company, the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Operating Partnership was not and is not an

Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Operating Partnership be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus, as of its date of issue, did not, does not or will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified and (ii) when taken together as a whole with the Disclosure Package, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act, when they became or, prior to the Closing Date, become effective or were or, prior to the Closing Date, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee and as general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, the Eighth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), the Indenture and the Securities and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the

Indenture and the Securities and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(j) Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Schedule V contains a complete list of all subsidiaries of the Operating Partnership that constitute “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X as of December 31, 2010.

(k) All the outstanding shares of capital stock or other ownership interests of each subsidiary (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not reasonably be expected to have a Material Adverse Effect, and, as of the Closing Date, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries will be owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the Disclosure Package and the Prospectus or except where such Liens would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company’s ability to exercise control over each of such subsidiaries. Except as set forth in the Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary.

(l) The Operating Partnership’s authorized capitalization is as set forth in the Disclosure Package and the Prospectus; no one is entitled to preemptive or other rights to subscribe for the Securities, and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(m) All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the Company’s 2004 Incentive Award Plan as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series C preferred limited partnership units and Series D preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens.

(n) There is no franchise, contract or other document of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the Disclosure Package and the Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Description of Notes,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “Underwriting” and “Restrictions on Ownership and Transfer” and (B) in the Disclosure Package and Prospectus under the heading “United States Federal Income Tax Considerations,” as supplemented by the statements in the Disclosure Package and the Prospectus under the heading “Supplemental United States Federal Income Tax Considerations,” and the statements incorporated by reference in the Disclosure Package and the Prospectus from the Company’s and the Operating Partnership’s Combined Current Report on Form 8-K filed with the Commission on February 25, 2011 under the heading “Supplemental United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. The Securities, the Guarantee and the Indenture conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.

(o) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Representatives, is a legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(p) The Indenture has been duly authorized by each of the Company and the Operating Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Company and the

Operating Partnership, will constitute a legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity; the Securities have been duly authorized by the Operating Partnership, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Operating Partnership and will constitute legal, valid and binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms and the terms of the Indenture, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; the Guarantee has been duly authorized by the Company and, when executed and delivered in accordance with the provisions of the Indenture and when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and the terms of the Indenture, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity.

(q) Neither the Company nor the Operating Partnership is nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, the Securities or the Guarantee except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, and (iii) such consents, approvals, authorizations, filings or orders that will be obtained or completed by the Closing Date or the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s) Neither the execution and delivery of this Agreement or the Indenture nor the issuance and sale of the Securities or the Guarantee, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof by the Company or the Operating Partnership will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its Specified Subsidiaries including, but not limited to, the Operating Partnership Agreement, (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary (other than the Specified Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii), (iii) and (iv) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(t) Except as set forth in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Act.

(u) The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. The summary financial data set forth under the caption “Summary—Summary Historical Financial Data” included in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. The pro forma financial statements incorporated by reference in the Disclosure Package and the Prospectus, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Disclosure Package and the Prospectus. The pro forma financial statements including the notes thereto, if any, incorporated by reference in the Disclosure Package and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Securities or the Guarantee, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w) Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Prospectus and, with respect to (A) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary: (A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(x) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (i) to the Company’s or the Operating Partnership’s best knowledge, there is no material infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(y) None of the Company, the Operating Partnership nor any subsidiary is in violation or default of (i) any provision of the charter, bylaws or other organizational or governing documents of the Company, the Operating Partnership or any Specified Subsidiary, (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary (other than the Specified Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii), (iii) and (iv) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z) KPMG LLP, who has certified the financial statements and supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus and delivered their reports with respect to the audited financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Act, the Public Company Accounting Oversight Board (United States) and the applicable published rules and regulations thereunder.

(aa) The Company and each of its subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as would not reasonably be expected to have a Material Adverse Effect,; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect except as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments except as would not reasonably be expected to have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(hh) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos-containing materials; (iv) lead-based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(ii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(jj) Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(kk) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith except for such violations or failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened except for such failures to comply, actions, suits or proceedings that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(nn) Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Company or any of its subsidiaries, or to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(pp) No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.

(qq) Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code.

(rr) The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(ss) The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the Act.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Operating Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Operating Partnership, at the purchase price set forth in Schedule II hereto, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule II hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Operating Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. The several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. Each of the Company and the Operating Partnership agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives do not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities or the Guarantee for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Company and the Operating Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Operating Partnership will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company and the Operating Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, copies (which may be electronic copies) of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company and the Operating Partnership will arrange, if necessary, for the qualification of the Securities and the Guarantee for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company or the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Until and including the Closing Date, the Company and the Operating Partnership will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(h) Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(i) The Company and the Operating Partnership agree to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Guarantee, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities and the Guarantee; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Guarantee; (vi) any registration or qualification of the Securities and the Guarantee for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified in Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company and Operating Partnership representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s and the Operating Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Operating Partnership; and (x) all other costs and expenses incident to the performance by the Company and the Operating Partnership of their respective obligations hereunder.

(j) The Company and the Operating Partnership will use the net proceeds received by the Operating Partnership from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2011, for taxation as a REIT under the Code.

(m) The Company and the Operating Partnership will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and substantially attached as Schedule IV hereto and to file such term sheet with the Commission pursuant to Rule 433(d) within the time required by such Rule.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the Execution Time and the Closing Date, (ii) the performance by each of the Company and the Operating Partnership of its respective obligations hereunder, (iii) the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof and (iv) the following additional conditions:

(a) The Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(m) hereto, and any other material required to be filed by the Company or the Operating Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and the Operating Partnership shall have requested and caused Latham & Watkins LLP, special counsel for the Company and the Operating Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) With your consent, based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Massachusetts and New Jersey;

(ii) With your consent, based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the following states: Arizona, California, Colorado, Florida, Georgia, Illinois, Massachusetts, New Jersey, Texas and Virginia;

(iii) With your consent, based solely on certificates from public officials, such counsel confirms that each of the entities listed on Schedule V is (i) validly existing as a limited liability company under the Limited Liability Company Act of the State of Delaware, (ii) in good standing under the laws of the State of Delaware and (iii) is qualified to do business in the states listed opposite its name under the heading “Foreign Qualification.” The entities listed on Schedule V are collectively referred to in such counsel’s opinion as the “Specified Entities;”

(iv) Assuming its due authorization, execution and delivery, the Indenture is the legally valid and binding agreement of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms;

(v) Assuming their due authorization, the Securities, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms;

(vi) Assuming the due authorization of the Guarantee, when executed and delivered in accordance with the provisions of the Indenture and when the Securities have been executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee included in the Indenture, will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(vii) The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on March 8, 2011, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act;

(viii) The Indenture has been duly qualified under the Trust Indenture Act;

(ix) The Registration Statement, as of March 1, 2011, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date and as of the date hereof, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no view with respect to any Form T-1 relating to the Indenture, Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete;

(x) The statements set forth under the heading “Description of Notes” in the Preliminary Prospectus and the Prospectus, insofar as they purport to summarize certain provisions of the Indenture, the Securities and the Guarantee, are accurate summaries or descriptions in all material respects;

(xi) With your consent based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters, each of the Company and the Operating Partnership is not and, immediately after giving effect to the sale of the Securities in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xii) The execution and delivery of this Agreement and the Indenture by the Company and the Operating Partnership and the issuance and sale of the Securities by the Operating Partnership and the Guarantee by the Company to the Underwriters pursuant to this Agreement on the date hereof do not:

(A) result in the breach of or a default under any of the Specified Agreements (as defined therein); or

(B) violate any federal or California statute, rule or regulation applicable to the Company, the Operating Partnership or the Specified Entities; or

(C) require any consents, approvals or authorizations to be obtained by the Company, the Operating Partnership or any Specified Entity from, or any registrations, declarations or filings to be made by the Company, the Operating Partnership or any Specified Entity with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company, the Operating Partnership or any Specified Entity, that have not been obtained or made.

(xiii) Each of the Incorporated Documents (as defined in such counsel’s opinion), as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from such reports and proxy statements. For purposes of this paragraph, such counsel may assume that the statements made in the Incorporated Documents are correct and complete.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

In addition, such counsel shall in a separate letter state that no facts came to such counsel’s attention that caused such counsel to believe that:

1. the Registration Statement, at the time it became effective on March 1, 2011, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents (as defined in such letter) at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the Disclosure Package, when taken together as a whole, as of the Execution Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus, as of its date or as of the Closing Date (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need express no belief with respect to any Form T-1 relating to the Indenture, or the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

(c) The Company and the Operating Partnership shall have requested and caused Latham & Watkins LLP, tax counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Commencing with its taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

(ii) The statements in the Base Prospectus under the heading “United States Federal Income Tax Considerations,” as supplemented by the statements in the Prospectus under the heading “Supplemental United States Federal Income Tax Considerations,” and the statements incorporated by reference in the Prospectus from the Company’s and the Operating Partnership’s Combined Current Report on Form 8-K filed with the Commission on February 25, 2011 under the heading “Supplemental United States Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects; and

(iii) The statements in the Base Prospectus under the heading “Restrictions on Ownership and Transfer,” insofar as such statements purport to summarize certain United States federal income tax statutes or regulations referred to therein are accurate summaries in all material respects.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The Company and the Operating Partnership shall have requested and caused Venable LLP, Maryland counsel for the Company and the Operating Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary — Digital Realty Trust, Inc. — Overview;”

(ii) Digital Services, Inc. is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business;

(iii) the Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, with full limited partnership power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus under the caption

“Prospectus Supplement Summary — Digital Realty Trust, Inc. — Overview.” The Company is the sole general partner of the Operating Partnership;

(iv) the Indenture has been duly authorized, executed and delivered by each of the Operating Partnership and the Company; the issuance of the Securities has been duly authorized by the Operating Partnership and the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters under this Agreement, will be validly issued; and the Guarantee has been duly authorized, executed and delivered by the Company;

(v) the Operating Partnership’s outstanding capitalization as of December 31, 2010, is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization;” the issued and outstanding Units have been duly authorized and such Units are validly issued and fully paid; based solely on a certificate executed by an officer of the Company and upon any facts otherwise known to such counsel, and except as set forth in the Prospectus, including the Base Prospectus (including, without limitation, under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.—Redemption/Exchange Rights”), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for common Units or any other ownership interests in the Operating Partnership are outstanding; the terms of the common Units conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the caption “Description of the Partnership Agreement of Digital Realty Trust, L.P.;”

(vi) the statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus under the headings “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “Risk Factors–Risks Related to Our Organizational Structure–Conflicts of interest may exist or could arise in the future with holders of units in our operating partnership,” “Risk Factors–Risks Related to Our Organizational Structure–Our charter and Maryland law contain provisions that may delay, defer or prevent a change of control transaction” and “Risk Factors–Risks Related to Our Organizational Structure–Our rights and the rights of our stockholders to take action against our directors and officers are limited,” insofar as such statements purport to summarize or describe matters of or legal conclusions relating to Maryland law, the charter or bylaws of the Company, or the Operating Partnership Agreement, are accurate summaries of such matters, legal conclusions, the charter or bylaws of the Company, or the Operating Partnership Agreement in all material respects;

(vii) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership; the Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms;

(viii) no consent, approval or authorization of, filing with or order of any court or governmental agency or body in the State of Maryland is required in connection with the transactions contemplated in this Agreement or the Indenture, except such as have been obtained or made; and

(ix) neither the execution and delivery of this Agreement or the Indenture, nor the issuance and sale of the Securities and the Guarantee, nor the consummation of any other transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of (A) the charter or bylaws of the Company or the Operating Partnership Agreement or (B) any Maryland statute or law or any rule, regulation, judgment, order or decree applicable to the Company or the Operating Partnership of any court, regulatory body, administrative agency, governmental body, or other authority of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Maryland, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate on behalf of the Company and not personally, signed by the Chief Executive Officer, Chairman of the Board or the President and the principal financial or accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendments or supplements thereto, this Agreement and the Indenture and that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the

Closing Date with the same effect as if made on the Closing Date and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the unaudited pro forma condensed consolidated balance sheet as of March 31, 2010, and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2010 and the year ended December 31, 2009, included in the Current Report on Form 8-K/A of the Company filed with the Commission on June 28, 2010, inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to the basis for their determination of the pro forma adjustments and compliance as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X, and proving the arithmetical accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma condensed consolidated financial statements referred to above do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of

Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(iii) on the basis of inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2010, with respect to the period subsequent to December 31, 2010, there were any increases, at a specified date not more than five days prior to the date of the letter, in the revolving credit facility, unsecured senior notes, exchangeable senior debentures, mortgage loans and other secured loan of the Company and its subsidiaries or capital stock of the Company or decreases in the total assets or total equity of the Company as compared with the amounts shown on the December 31, 2010, consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from January 1, 2011 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in revenues, net income of the Company and its subsidiaries and income from continuing operations, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s and the Operating Partnership’s Combined Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company’s proxy statement on Schedule 14A, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Preliminary Prospectus and to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is disclosed in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and as of the Closing Date, letters, dated as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j) The Operating Partnership, the Company and the Trustee shall have entered into the Indenture and the Underwriters shall have received evidence thereof, reasonably satisfactory to the Underwriters.

(k) The Company shall have executed the Guarantee of the Securities in a form reasonably satisfactory to the Underwriters and the Underwriters shall have received evidence thereof, reasonably satisfactory to the Underwriters.

(l) Prior to the Closing Date, the Company and the Operating Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) The FINRA, upon review of the terms of the public offering of the Securities, if required, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Operating Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 53 State Street, Boston, Massachusetts 02109, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Operating Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, each of the Company’s Affiliates and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any

Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph thereof related to the public offering price, discounts and commissions and (iii) the fourth, sixth and seventh paragraphs thereof related to short sales, purchases to cover short positions, stabilization, syndicate covering transactions and penalty bids.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Company and the Operating Partnership shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (collectively, the “Underwriter Indemnified Parties”), provided, however, the Company and the Operating Partnership shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Underwriter Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Underwriter Indemnified Parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Operating Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating

Partnership or officers of the Company or the Operating Partnership, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Morgan Stanley & Co. Incorporated (fax no.: (212) 507-8999) and confirmed to it at Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division; Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax no.: (212) 901-7881) and confirmed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction, Management/Legal; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: William Hartnett and Ann Makich; Credit Suisse Securities (USA) LLC c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD; and Deutsche Bank Securities Inc. (fax no.: (212) 469-7875, with a copy to fax no.: (212) 797-4561, Attention: General Counsel) and confirmed to it at Deutsche Bank Securities, 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate Desk; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Digital Realty Trust, Inc. (fax no.: (415) 738-6521) and confirmed to it at Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105, Attention: Michael F. Foust, with a copy to Latham & Watkins LLP, attention Keith Benson (fax no.: (415) 395-8095) and confirmed to it at Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111, Attention: Keith Benson.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement of the Underwriters by the Company and the Operating Partnership in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliates” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this Underwriting Agreement.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented (including the Preliminary Prospectus) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456,” “Rule 457” and “Rule 501” refer to such rules under the Act.

“Specified Subsidiary” shall mean each of the direct and indirect subsidiaries of the Company listed on Schedule VI hereto.

“Subsidiary” shall mean the Operating Partnership and each of the direct and indirect subsidiaries of the Company listed on Schedule V hereto.

“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this agreement and your acceptance shall represent a binding agreement among the Company and the Operating Partnership and the several Underwriters.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/S/ A. William Stein
	Name:	A. William Stein
	Title:	Chief Financial Officer, Chief Investment Officer and Secretary

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its General Partner

By:	/S/ A. William Stein
	Name:	A. William Stein
	Title:	Chief Financial Officer, Chief Investment Officer and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first written above.

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Tom Boyle
	Name:	Tom Boyle
	Title:	VP

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chris Djoganopoulos
	Name:	Chris Djoganopoulos
	Title:	Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jason P. Marino
	Name:	Jason P. Marino
	Title:	Director

[Signature Page to Underwriting Agreement]

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Richard Dalton
	Name:	Richard Dalton
	Title:	Director

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Director

For themselves and the other several Underwriters,

named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. Incorporated	$72,800,000.00
Citigroup Global Markets Inc.	$72,800,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$72,800,000.00
Credit Suisse Securities (USA) LLC	$72,800,000.00
Deutsche Bank Securities Inc.	$72,800,000.00
J.P. Morgan Securities LLC	$12,000,000.00
RBC Capital Markets, LLC	$12,000,000.00
RBS Securities Inc.	$12,000,000.00

TOTAL	$400,000,000.00

SCHEDULE II

Underwriting Agreement dated March 1, 2011

Registration Statement Nos. 333-158958 and 333-158958-01

Representatives: Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, and Deutsche Bank Securities Inc.

Title, Purchase Price and Description of Securities:

Title: 5.250% Notes Due 2021

Principal amount: $400,000,000

Purchase price (include accrued

interest or amortization, if

any): 99.125%

Sinking fund provisions: Not applicable.

Redemption provisions: At any time up to, but not including, December 15, 2020 (90 days prior to the maturity date), at a make-whole redemption price equal to T + 30 basis points, plus accrued and unpaid interest to the redemption date. At any time on or after December 15, 2020 (90 days prior to the maturity date), at par, plus accrued and unpaid interest to the maturity date.

Closing Date, Time and Location: March 8, 2011 at 10:00 a.m., New York City time at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109.

Type of Offering: Non-delayed

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package.

1. The term sheet prepared and filed pursuant to Section 5(m) of the Agreement in substantially the form of Schedule IV to the Agreement

SCHEDULE IV

FINAL TERM SHEET

Dated: March 1, 2011

Issuer:	Digital Realty Trust, L.P.

Guarantor:	Digital Realty Trust, Inc.

Offering Format:	SEC registered

Size:	$400,000,000 aggregate principal amount

Maturity:	March 15, 2021

Coupon (Interest Rate):	5.250%

Yield to Maturity:	5.279%

Spread to Benchmark Treasury:	+ 185 basis points

Benchmark Treasury:	3.625% due February 15, 2021

Benchmark Treasury Price and Yield:	101-20+ (3.429%)

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2011

Price to Public:	99.775%

Redemption Provisions:	At any time up to, but not including, December 15, 2020 (90 days prior to the maturity date), at a make-whole redemption price equal to T + 30 basis points, plus accrued and unpaid interest to the redemption date. At any time on or after December 15, 2020 (90 days prior to the maturity date), at par, plus accrued and unpaid interest to the maturity date.

Trade Date:	March 1, 2011

Settlement Date:	March 8, 2011 (T+5). Purchasers who wish to trade notes on the date of this term sheet or the next business day will be required, by virtue of the T+5 settlement and the fact that trades in the secondary market generally are required to settle in three business days, to specify an alternate settlement cycle to prevent a failed settlement.

CUSIP/ISIN:	25389J AJ5 / US25389JAJ51

Anticipated Ratings*:	Baa2 by Moody’s Investors Service, Inc., BBB by Standard & Poor’s Ratings Services and BBB by Fitch

Ratings

Joint Book-Running Managers:	Morgan Stanley & Co. Incorporated Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc.

Co-Managers:	RBC Capital Markets, LLC RBS Securities Inc. J.P. Morgan Securities LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the final prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Morgan Stanley & Co. Incorporated toll-free at (866) 718-1649, Citigroup Global Markets Inc. toll-free at (877) 858-5407, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322, Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037 or Deutsche Bank Securities Inc. toll-free at (800) 503-4611.

SCHEDULE V

SUBSIDIARIES

Name	Jurisdiction of Formation/Incorporation	Foreign Qualifications
Digital Lakeside, LLC	Delaware	Illinois
Digital 128 First Avenue, LLC	Delaware	Massachusetts

SCHEDULE VI

SPECIFIED SUBSIDIARIES

Name	Jurisdiction of Formation/Incorporation	Foreign Qualifications
Digital Printers Square, LLC	Delaware	Illinois
200 Paul, LLC	Delaware	California
Digital Ashburn CS, LLC	Delaware	Virginia
Digital Network Services, LLC	Delaware	Arizona
Digital Lakeside, LLC	Delaware	Illinois
GIP 7th Street, LLC	Delaware	California
Digital 128 First Avenue, LLC	Delaware	Massachusetts